United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2022

Date of Report (Date of earliest event reported)

Bannix Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard; Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 712-9800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2022, Dr. Hossein Eslambolchi, a director of Bannix Acquisition Corp. (the “Registrant”) informed the Board of Directors of the Registrant that he was resigning his position as director for personal reasons effective January 7, 2022. Dr. Eslambolchi’s resignation was not due to any dispute with the Registrant.

(d) On January 5, 2022, the independent directors of the Registrant nominated Balaji Venugopal Bhat to fill the vacancy created by the resignation of Dr. Eslambolchi. His term will begin on January 7, 2022. Mr. Bhat is expected to be appointed to the Audit, Compensation and Corporate Governance Committees of the Board of Directors. He will be appointed as Chairman of the Compensation Committee. Mr. Bhat is a qualified Chartered Accountant and will qualify as an independent director and an audit committee financial expert. There are no transactions between Mr. Bhat and the Registrant of the type required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2022

BANNIX ACQUISITION CORP.

By:	/s/ Subash Menon
Name: Subash Menon
Title: Chief Executive Officer